Because the electronic format of filing Form N-SAR does not provide adequate space for responding to
 Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

Evergreen International Equity Fund
		72DD		73A		74U        74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	18,670,017	0.31		60,312,750	12.74
Class B	1,563,093	0.23		5,695,946	12.32
Class C	2,374,896	0.24		9,553,105	12.31
Class I	75,157,310	0.34		195,634,964	12.88
Class R	169,251	0.30		725,501	12.55
Evergreen Global Opportunities Fund
		72DD		73A		74U        74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	380,052	0.04		11,792,158	40.22
Class B	0.00		0.00		  2,606,315	33.54
Class C	0.00		0.00		  3,702,184	33.72
Class I	63,732		0.12	  	  1,047,276	41.42





Evergreen Global Large Cap Equity Fund
		72DD		73A		74U      74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	705,018         0.13 5,127,245          21.46
Class B	       0.00     0.00            471,382          19.91
Class C	       0.00     0.00             889,666          19.87
Class I  	  30,810 0.19		 131,141	22.09
Evergreen Emerging Markets Growth Fund
		72DD		73A		74U       74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	1,031,775		0.17	10,013,931	30.53
Class B	   152,810		0.14	  1,534,131	27.69
Class C	   387,089		0.14	  4,872,740	27.57
Class I	2,700,086		0.18	11,551,396	31.59
Evergreen Precious Metals Fund
		72DD		73A		74U      74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	3,272,444	0.42		7,636,743	76.98
Class B	     87,557	0.06		1,352,000	73.39
Class C	   433,978	0.10		4,437,778	72.90
Class I	     60,517	0.55		   108,216	76.63
Evergreen Intrinsic World Equity Fund
		72DD		73A		74U       74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	0		0.00		11,520,608	24.23
Class B	0		0.00		2,476		24.15
Class C	0		0.00		568		24.14
Class I	0		0.00		2,953,522	24.26

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